UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017 (September 30, 2017)

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2017, Bluerock Residential Growth REIT, Inc. (the “Company”) announced that the Company terminated, effective as of September 30, 2017, the At Market Issuance Sales Agreement (the “Series A Sales Agreement”) dated March 29, 2016, by and among, the Company, FBR Capital Markets & Co. (“FBR”), and MLV & Co. LLC (“MLV”), and the At Market Issuance Sales Agreement (the “Series C Sales Agreement”) dated September 14, 2016, by and between the Company and FBR.

The Series A Sales Agreement allowed the Company to issue and sell through FBR and MLV, at any time and from time to time, the Company’s 8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in an aggregate offering amount up to $100,000,000. The Company agreed to pay FBR and MLV a commission equal to 2.0% of the gross proceeds from any sale of the Series A Preferred Stock sold pursuant to the Series A Sales Agreement. As of September 30, 2017, the Company had sold 146,460 shares of Series A Preferred Stock for net proceeds of approximately $3.6 million after commissions. The Company has no further obligations thereunder.

The Series C Sales Agreement allowed the Company to issue and sell through FBR, at any time and from time to time, the Company’s 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), in an aggregate offering amount up to $36,000,000. The Company agreed to pay FBR a commission equal to 2.0% of the gross proceeds from any sale of the Series C Preferred Stock sold pursuant to the Series C Sales Agreement. As of September 30, 2017, the Company had sold 23,750 shares of Series C Preferred Stock for net proceeds of approximately $0.6 million after commissions. The Company has no further obligations thereunder.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: October 4, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 4, 2017